UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2018

CANCER GENETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2018, Panna Sharma resigned as President, Chief Executive Officer and a director of Cancer Genetics, Inc. (the “Company”) effective February 2, 2018.  Mr. Sharma resigned to pursue other opportunities.  Mr. Sharma will receive 12 months in base salary as severance, payable in accordance with the Company’s standard payroll practices over 12 months, subject to the execution of a separation agreement and general release, and has agreed to provide consulting services to the Company to assist in the transition process.  In addition, Mr. Sharma will be provided with an extension through one year after termination date of the exercise period for his vested stock options.   His departure as an officer and director of the Company is not due to a dispute or disagreement with the Company.

On February 1, 2018, the Board of Directors (the “Board”) of the Company appointed John A. Roberts as interim Chief Executive Officer.  Mr. Roberts joined the Company in July 2016 and currently serves as the Company’s Chief Operating Officer and Executive Vice President, Finance.  Prior to joining the Company, from August 1, 2015 to June 30, 2016, Mr. Roberts served as the Chief Financial Officer for VirMedica, Inc., an innovative technology solutions company that provides an end-to-end platform that enables specialty drug manufacturers and pharmacies to optimize product commercialization and management. Prior to VirMedica, from August 1, 2011 to July 31, 2015, Mr. Roberts was the Chief Financial and Administrative Officer for AdvantEdge Healthcare Solutions, a global healthcare analytics and services organization. Prior to that, Mr. Roberts was the Chief Financial Officer and Treasurer for InfoLogix, Inc., a publicly-traded healthcare-centric mobile software and solutions provider. He has also held CFO roles at leading public medical device and healthcare services firms including Clarient, Inc., a publicly-traded provider of diagnostic laboratory services and Daou Systems, Inc., a publicly-traded healthcare IT software development and services firm. In addition, he has held key senior executive roles with MEDecision, Inc., HealthOnline, Inc. and the Center for Health Information. Mr. Roberts earned a Bachelor of Science and a Master’s degree in Business Administration from the University of Maine. He is a member of the Board of Directors and Chairman Elect for the Drug Information Association, a global neutral forum enabling drug developers and regulators access to education and collaboration.

Mr. Roberts will continue to be compensated pursuant to the terms of his employment agreement dated as of July 11, 2016.  The description of his employment agreement is set forth in the Company’s definitive proxy statement filed on April 21, 2017 and incorporated herein by reference.

There are no transactions between Mr. Roberts and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD.

On February 5, 2018, the Company issued a press release announcing the resignation of Mr. Sharma and the appointment of Mr. Roberts as interim chief executive officer. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)                   Exhibits

As described above, the following exhibit is furnished as part of this report:

Exhibit 99.1 — Press release, dated February 5, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

By:	/s/ John A. Roberts
	Name:	John A. Roberts
	Title:	Interim Chief Executive Officer, Chief Operating Officer and Executive Vice President, Finance

Date:    February 5, 2018